Exhibit 10.122

(DAIMLERCHRYSLER Letterhead)

DaimlerChrysler
September 5, 2006	Motors Company LLC
Steven J. Landry
Mr. Gary Paxton	Vice President
Dollar Thrifty Automotive Group, Inc.	Sales and Field Operations
5330 East 31st Street

Tulsa, OK 74135

Dear Gary,

This letter is to confirm our agreement to extend the current Vehicle Supply Agreement (dated October 31, 2002) through the 2011 Model Year.

Per the terms of the Vehicle Supply Agreement (“VSA”), section 5.1, it can be extended only by mutual agreement. With your concurrence, we will amend the termination date of the Vehicle Supply Agreement. The amended Agreement will terminate at the conclusion of the 2011 Model Year or unless earlier terminated by any other conditions. The original terms and conditions of the VSA remain in effect.

DCX Vehicles purchased by the Dollar Thrifty Automotive Group in excess of the volume made available per sections 2.1 and 2.2 of the VSA will qualify for payment under section 4.3 of the VSA. This provision will terminate concurrently with the Vehicle Supply Agreement.

Sincerely,

/s/ Steven J. Landry

Steven J. Landry

Concur: /s/ Gary Paxton	9/8/06
Gary Paxton	Date
President & Chief Executive Officer
Dollar Thrifty Automotive Group, Inc.

CC/:	D. L. Campau
P. W. Dougherty
E J. Walters

L. E. Wilson

F. E. Dankovich